Exhibit 10.2

AMENDMENT dated February 6, 2018 to the Securities Purchase Agreement (the “Agreement”) dated as of January 23, 2018 by and between DPW Holdings, Inc. (the “Company”) and Twitchell Fund, LLC (the “Holder”).

WHEREAS, the parties desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

2.          Section 4(n) is hereby deleted and replaced in its entirety by the following paragraph:

Exchange Cap. Notwithstanding anything in this Agreement to the contrary, the total number of: (i) Shares that may be issued pursuant to the Agreement (ii) shares underlying the Note, and (iii) shares issuable pursuant to the Warrant shall be limited to 19.99% of the Company’s outstanding shares of Common Stock as of November 22, 2017 (the “Exchange Cap”), unless stockholder approval is obtained to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Unless the Company has previously obtained the stockholder approval to issue more than the Exchange Cap, the Company shall file a proxy statement with the Securities and Exchange Commission within ninety (90) days of receipt of notice of any Event of Default from the Buyer to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder.

3.          Except as amended hereby, the Agreement shall remain unmodified and is hereby ratified in all respects.

4.          This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DPW HOLDINGS, INC.

By:  /s/ Will Horne
Will Horne
Chief Financial Officer

TWITCHELL FUND, LLC

By:  /s/ Peter Wert
Peter Wert
Managing Member